Exhibit 10.71

July 19, 2007

Irvine Sensors Corporation

3001 Red Hill Avenue

Costa Mesa, CA 92626

Attn: John J. Stuart, Jr.

Fax No.: (714) 444-8773

Gentlemen:

Reference is made to that certain Term Loan and Security Agreement (the “Agreement”) dated as of December 29, 2006 by and between Irvine Sensors Corporation, a Delaware corporation (the “Borrower”) and Longview Fund, L.P. and Alpha Capital Anstalt (collectively, the “Lender”), and those certain Term Notes issued thereunder (collectively, the “Term Notes”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement. This letter amends and supercedes our letter to you dated March 30, 2007.

Each undersigned Lender hereby (i) agrees to extend, until the fifth trading day after the date the Securities and Exchange Commission declares effective the Borrower’s Registration Statement on Form S-1 originally filed on February 7, 2007, the due dates of the interest installments due and payable prior to such date under Section 2.1.3(b) of the Agreement and each Lender’s respective Term Notes and (ii) waives the notice period set forth in Section 2.2.2 of the Agreement. The foregoing notwithstanding, either or both of the undersigned Lenders may, at any time upon not less than five (5) Business Days prior written notice to Borrower, demand payment of such interest installments as set forth in the Agreement.

Sincerely,

LONGVIEW FUND, LP

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	CFO – Investment Adviser

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackermann
Name:	Konrad Ackermann
Title:	Director

cc:	Dorsey & Whitney LLP
38 Technology Drive
Irvine, CA 92618
Attn: Ellen Bancroft, Esq.
Fax No.: (949) 932-3601